Exhibit 99.2
1 Interim IDX184 Phase IIb Data and Development Pipeline Update Conference Call January 9, 2012

2 Building a Leading Antiviral Franchise Safe Harbor Statement This presentation includes forward-looking statements about Idenix and its business, including without limitation, statements regarding drug discovery, research and clinical development, regulatory approval processes and market opportunities. These forward- looking statements are subject to risks and uncertainties that may cause actual events or results to differ materially from our current expectations. These risks and uncertainties are detailed in our filings with the Securities and Exchange Commission. All forward- looking statements speak only as of the date of this presentation and, except as required by law, we undertake no obligation to update such statements.

3 Building a Leading Antiviral Franchise IDX184 Phase IIb Interim Results

Attractive Target Product Profile Pan-genotypic High barrier to resistance Once-daily dosing (QD) Low dose amenable to both co-administration and to fixed dose co-formulation Low potential of drug-drug interaction with CYP 450; no known transporter interactions Demonstrated safety and antiviral activity in phase IIa clinical trial Side effect profile of IDX184 in combination with PegIFN/RBV consistent with known safety profile of PegIFN/RBV Potent antiviral activity comparable with other nucleoside/nucleotides when used in combination with PegIFN and RBV ^ 4 log HCV RNA reduction with up to 50% of subjects achieving undetectable virus levels by Day 14 with 100 mg IDX184 No resistance mutations detected IDX184: Potential to Become a Backbone Drug in HCV DAA Combinations 4 Building a Leading Antiviral Franchise

5 Building a Leading Antiviral Franchise Study Design 12-week, randomized, double-blind, parallel groups 100 treatment-naive, genotype 1, HCV-infected patients 50 patients receiving 50 mg IDX184 with PegIFN/RBV 50 patients receiving 100 mg IDX184 with PegIFN/RBV Response-guided PegIFN/RBV extension Stratified by IL28B Study initiated in July 2011 Objectives Safety and tolerability Antiviral activity endpoints Primary - HCV RNA undetectable at Week 12 Secondary - RVR, EOT response, SVR, Emergence of resistance Interim data for 31 patients were reviewed by DSMB and submitted to FDA in January 2012 to support potential removal of partial clinical hold IDX184 Phase IIb 12-Week Combination Study Overview

Safety: Safety observed to date consistent with known safety profile of PegIFN/RBV No serious adverse events IDX184 Phase IIb 12-Week Combination Study Interim Analysis at 28 Days of Treatment 6 Building a Leading Antiviral Franchise n Median Time to LLOQ 50 mg IDX184 + Peg/RBV 16 22 days 100 mg IDX184 + Peg/RBV 15 15 days Antiviral Activity: Lower limit of quantification (LLOQ) = <25 IU/mL *Median time point of most recent visit was 8 weeks Patients who achieved LLOQ at Week 4 (RVR) 63% 73% Patients who achieved LLOQ at most recent visit* 94% 87%

7 Building a Leading Antiviral Franchise IDX184 Phase IIb 12-Week Combination Study Potent Activity Compared to PegIFN/RBV Historical Control HCV RNA Assay: COBAS Taqman, v. 2.0 with lower limit of quantitation (LLOQ) of 25 IU/mL Excluded from analysis: 1 subject lost to follow up after Day 1 with no post-dose data available *Reddy, et al. Poster S1540, Digestive Disease Week 2005, Chicago, IL, May 14-19, 2005; Jacobson, et al. New Engl J Med 364;25 (2405-2416) ~10-16% 63% (10/16) 73% (11/15) 0 10 20 30 40 50 60 70 80 90 100 P/R Historical Control* 50 mg IDX184 (N=16) 100 mg IDX184 (N=15) Week 4 94% (15/16) 87% (13/15) Most recent visit % <LLOQ (25IU/ml)

8 Building a Leading Antiviral Franchise IDX184 Phase IIb Status and Next Steps DSMB concluded that there was no evidence of hepatoxicity and recommended that the study continue after review of the interim data of first 31 patients Interim data of 31 patients and DSMB's recommendations were submitted to FDA in January 2012 to support potential removal of partial clinical hold Additional future phase IIb clinical studies also proposed in FDA submission

9 Building a Leading Antiviral Franchise HCV Development Pipeline Update

10 Building a Leading Antiviral Franchise NS5A Inhibitor IDX719 Strong Activity Profile Phase I clinical trial initiated in January 2012 in healthy volunteers with proof-of-concept to follow in 2Q 2012 Potent broad genotypic activity against genotypes 1a, 1b, 2a, 3a, 4a and 5a with high selectivity indices in vitro 2-24 pM activity overall EC50 versus HCV replicon (pM) (CHART)

NS5A Inhibitor IDX719 Promising Profile for Combination Therapy Clean preclinical safety profile to date Potential for low mg doses and QD dosing in humans No in vitro interaction with 7 human CYP 450 enzymes at 10 µM (well above physiologic concentrations) No significant interaction with human transporters at physiologic concentrations Additive antiviral effects with other HCV DAAs (e.g., PIs and IDX184) No in vitro DDIs with common HBV and HIV therapeutic agents 11 Building a Leading Antiviral Franchise

Novel Nucleotide Prodrug Program Intensive program in place Robust synthetic and screening efforts ongoing, focus on single diastereomers Diverse spectrum of nucleotides Purines and pyrimidines Known prodrugs and novel prodrugs 2' Me sugars and some novel sugars Identify promising compounds in vitro and in mouse and monkey Level of triphosphate production, kinetics of metabolism, cytotoxicity, etc Levels of triphosphate in the liver after oral administration in vivo Lead nucleotide inhibitor candidates, IDX19368 and IDX19370, selected IND-enabling studies underway with IND filings expected mid-year In preclinical studies, IDX19368 generates high triphosphate levels Many new potential clinical candidates currently being evaluated 12 Building a Leading Antiviral Franchise

13 Building a Leading Antiviral Franchise 2012: An Eventful Year Expected to Create Value IDX184: Nucleotide HCV Polymerase Inhibitor Potential removal of the partial clinical hold Combine with one or more DAAs for combination regimen and initiate broad Phase IIb trials Establish non-exclusive/exclusive collaboration IDX719: HCV NS5A Program Successful completion of Phase I and proof-of-concept studies including evaluation in multiple genotypes Next-Generation Nucleotide HCV Polymerase Inhibitors File INDs for lead candidates, IDX19368 and IDX19370, and initiate Phase I and proof-of-concept studies Continue robust nucleotide prodrug discovery efforts We believe we are well positioned to play a major role in the evolving HCV field.